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                                                                    EXHIBIT 4.10

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                     OF SERIES F CONVERTIBLE PREFERRED STOCK
                            OF U.S. TECHNOLOGIES INC.

         U.S. Technologies Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), by its Chief Executive Officer,

         DOES HEREBY CERTIFY:

         FIRST: That pursuant to authority expressly vested in the Board of Directors of the Corporation by the provisions of its Restated Certificate of Incorporation (the "Charter"), the Corporation's Board of Directors duly adopted on March 26, 2001, the following resolution providing for the designations and issuance of 27,374 shares of Series F Convertible Preferred Stock, par value $0.02 per share:

                  RESOLVED, that this Board of Directors, pursuant to the authority expressly vested in it by the provisions of the Corporation's Restated Certificate of Incorporation and the General Corporation Law of the State of Delaware, hereby authorizes the issuance from time to time of a series of preferred stock, par value $0.02 per share, of the Corporation and hereby fixes the designation, voting powers, preferences and relative, participating, optional and other rights and the qualifications, limitations or restrictions thereof, in addition to those set forth in said Restated Certificate of Incorporation.

1.       DESIGNATION AND AMOUNT

         This series of preferred stock shall be designated as "Series F Convertible Preferred Stock" and shall have a par value of $0.02 per share (the "Series F Preferred"). The number of authorized shares constituting the Series F Preferred shall be 27,374 shares. Shares of the Series F Preferred shall have a stated value of $219.19 per share (the "Stated Value"). The Corporation may issue fractional shares of the Series F Preferred. All equity securities of the Corporation ranking as to dividends or distributions of assets on Liquidation (as defined below) of the Corporation junior to the Series F Preferred, including the Corporation's Common Stock, par value $0.02 per share (the "Common Stock") and also including the Corporation's Series A Preferred Stock, the Corporation's Series B Preferred Stock, the Corporation's Series C Preferred Stock, the Corporation's Series D Preferred Stock, and the Corporation's Series E Preferred Stock, are sometimes hereinafter referred to as "Junior Securities."

2.       LIQUIDATION PREFERENCE

         In the event of any bankruptcy, liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a "Liquidation"), each holder of the Series F Preferred (the "Preferred F Holder") at the time thereof shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of the Common Stock or other Junior Securities by reason of their ownership of such stock, an amount per share of Series F Preferred equal to the lesser of (i) 1,000 times the price per share of the Common Stock as reported by the OTC BB, or other nationally recognized market quotation system, on __________________, 2001 [note: this will be the day before Closing] (as adjusted for any combinations, consolidations, stock distributions or stock dividends or similar events with respect to such shares), and (ii) the Stated Value (or such lesser amount required by Section 4 of the Corporation's Charter) (as adjusted for any combinations, consolidations, stock



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distributions or stock dividends or similar events with respect to such shares).
Subject to the rights of the holders of shares of any series or class or classes of stock (if any) ranking, as to Liquidation, senior to the Series F Preferred, upon Liquidation, after payment of the Liquidation preference of the Series F Preferred determined pursuant to this Section 2, the remaining assets of the Corporation legally available for distribution shall be distributed ratably to the holders of Junior Securities, including the Common Stock.


3.       VOTING RIGHTS

         (a) Prior to the Conversion Date (as defined below), the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the shares of Series F Preferred then outstanding, voting as a single class after the date that the first share of Series F Preferred is issued, authorize or permit the Corporation or any of its subsidiaries to issue any stock of the Corporation with the same preference and priority as the Series F Preferred or with a preference or priority senior to the Series F Preferred.

         (b) Prior to the Conversion Date (as defined below), the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a two-thirds of the shares of Series F Preferred then outstanding, voting as a single class amend, repeal, modify or supplement or in any other manner affect or change the terms, designations, preferences or rights of the Series F Preferred set forth herein. Notwithstanding the foregoing, the Series F Preferred will not be entitled to vote or take action at a meeting of the Corporation's stockholders stockholders next held following the filing of the certificate hereof, the purpose of which includes the approval by the holders of Common Stock of an amendment to the Corporation's Charter ("Charter Amendment") to increase the number of shares of Common Stock the Corporation is authorized to issue to an amount sufficient to permit the conversion to Common Stock of all of the Corporation's then-outstanding shares of all of its authorized and designated series of convertible preferred stock, which includes the Series F Preferred, and any other then-outstanding securities and options or similar rights issued by the Corporation, which are convertible into or otherwise permit the holder thereof to purchase or otherwise receive shares of Common Stock.

         (c) Except as otherwise required by law, each Preferred F Holder shall be entitled to vote on all other matters together with the holders of shares of the Common Stock (including, for purposes of this Section 3(c), any other securities of the Corporation that are entitled to vote with the holders of shares of Common Stock) and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each Preferred F Holder shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series F Preferred are then convertible (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

4.       CONVERSION

         The holders of the Series F Preferred shall have conversion rights as follows:
At any time or from time to time, any holder of outstanding shares of Series F Preferred shall have the right to convert any or all of his shares of Series F Preferred into fully paid and non-assessable shares of Common Stock at the Conversion Price (as defined below), subject to adjustment as provided herein.

         Shares of Series F Preferred shall be convertible into the number of shares of Common Stock that results from dividing the original Stated Value by the Conversion Price per share in effect at the time of conversion for each share of Series F Preferred being converted. The initial "Conversion Price" per share for the Series F Preferred shall be equal the original Stated Value divided by 1,000, and shall be subject to adjustment from time to time as provided herein.



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         Before any holder of Series F Preferred shall be entitled to voluntarily convert shares of Series F Preferred into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of its transfer agent, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series F Preferred being converted. With respect to any certificate alleged to have been lost, stolen or destroyed, the owner(s) of such certificate shall be entitled to the Common Stock issuable upon conversion of the Series F Preferred upon delivery to the Corporation of an affidavit of such owner(s) setting forth such allegation and an indemnity agreement to indemnify the Corporation against any claims that may be made against them on account of such alleged loss, theft or destruction of any such certificate. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder of Series F Preferred certificate for the number of shares of Common Stock to which he shall be entitled, and a certificate for the remainder of his Series F Preferred, if any. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of shares of Series F Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         If the Corporation shall at any time or from time to time after the original issue date of the Series F Preferred effect a subdivision of the outstanding Common Stock (or reclassification, by the issue of a Common Stock dividend on Common Stock, or otherwise), the Conversion Price then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Corporation shall at any time or from time to time after the original issue date of the Series F Preferred effect a combination of the outstanding Common Stock (by reclassification or otherwise), the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(D) shall become effective at the close of business on the date the subdivision or combination becomes effective.

         If the Common Stock issuable upon the conversion of the Series F Preferred shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each share of Series F Preferred shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by the holders of the number of shares of Common Stock into which such shares of Series F Preferred might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(1) If at any time or from time to time after the original issue date of the Series F Preferred, the Corporation shall issue or sell additional shares of Common Stock, other than as an adjustment as provided in Section 4(D) above, for a consideration per share less than the then-current Conversion Price, then and in each case the then-current Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (B) the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of additional shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of such additional shares of Common Stock so issued; provided, however, that for purposes of this Section 4(F)(1), the phrase "the number of shares of Common Stock outstanding immediately prior to such issuance or sale" shall include all shares of Common Stock issuable upon conversion of shares of Series F Preferred.



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         In case at any time the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or grant any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange or such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities) shall be less than the current Conversion Price, then the shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided herein, no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

         In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (I) except as otherwise provided herein, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (II) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 4(F), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

         Notwithstanding any other provision hereof, the Corporation shall not be required to make any adjustment to the Conversion Price in the case of the issuance of shares of Common Stock or warrants or other rights to subscribe for or to purchase Common Stock or the grant of any options to purchase Common Stock pursuant to (i) any stock or stock option plan existing on the date of effectiveness of this Certificate or (ii) any other stock or stock option plan which is approved by the required holders of the Corporation's stock, or (iii) any strategic transaction approved by the Corporation's Board of Directors and by the holders of a majority of the then-outstanding Series F Preferred.

         Subject to amending the Charter as soon as possible after the date of the original issuance of the Series F Preferred, the Corporation shall at all times when Series F Preferred shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of



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Series F Preferred, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series F Preferred. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. The Corporation further covenants that it will from time to time take all action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at that time.

         Shares of Series F Preferred which have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares shall immediately cease and terminate on the date of conversion applicable thereto, except the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series F Preferred so converted shall be retired and canceled, and shall not be reissued.

5.       REDEMPTION

         Beginning on the second anniversary of the date of the first issuance of shares of Series F Preferred, and for a period of 90 days thereafter, each holder of shares of Series F Preferred shall have the right to require the Corporation to redeem such holder's shares at a purchase price of $100.00 per share (as adjusted for any combinations, consolidations, stock distributions or stock dividends or similar events with respect to such shares); provided, however, that the Corporation shall not be obligated to effect such a redemption unless certificates evidencing such shares of Series F Preferred being redeemed are either delivered to the Corporation or its transfer agent or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

6.       DIVIDENDS

         No dividends shall accrue or be payable at any time with respect to the Series F Preferred.

         SECOND: That such determination of the designations, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to the Series F Preferred was duly made by the Corporation's Board of Directors pursuant to the provisions of the Corporation's Charter, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended.

         IN WITNESS WHEREOF, U.S. Technologies Inc. has caused this Certificate of Designations to be executed this 26th day of March, 2001.



                                            U.S. TECHNOLOGIES INC.


                                            By:  /s/ Gregory Earls
                                               --------------------------------
                                                  Gregory Earls,
                                                 Chief Executive Officer



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